UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia		001-09819		52-1549373
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)
140 Eastshore Drive, Suite 100
Glen Allen,	Virginia			23059-5755
(Address of principal executive offices)				(Zip Code)
		(804)	217-5800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On July 20, 2026, Dynex Capital, Inc. (the "Company") issued a press release announcing its financial results as of and for the quarter ended June 30, 2026. The text of the aforementioned press release is included as Exhibit 99.1 to this Form 8-K and is also available on the Company's website (www.dynexcapital.com under “Investors/News & Market Information”). The press release included the following financial information:

Second Quarter 2026 Financial Highlights
•Total economic return of $0.81 per common share, or 6.4% of beginning book value
•Book value per common share of $12.90 as of June 30, 2026, an increase of $0.30 from $12.60 as of March 31, 2026
•Comprehensive income of $0.80 per common share and net income of $0.80 per common share
•Dividends declared of $0.51 per common share
•Liquidity of $1.6 billion of cash and unpledged securities, representing 51% of total equity, as of June 30, 2026
•Leverage including to-be-announced ("TBA") securities at cost was 8.1 times shareholders' equity as of June 30, 2026, compared to 8.6 times shareholders' equity as of March 31, 2026

Second Quarter 2026 Portfolio and Capital Highlights
•Total investment portfolio of $27.6 billion, an increase of 11% relative to March 31, 2026 driven by $2.8 billion of MBS purchases:
◦Agency RMBS portfolio, including TBAs, increased approximately 11% to $26.1 billion
◦Agency CMBS portfolio increased approximately 11% to $1.4 billion
◦99.99% of investment portfolio is in highly liquid Agency securities
▪Agency RMBS represents 95% of total portfolio; Agency CMBS represents 5% of total portfolio
•Raised $391 million of common equity, net of commissions, representing approximately 30 million shares, through the Company's at-the-market ("ATM") program

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth above is being filed under Item 2.02 of Form 8-K and shall be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing. All other information set forth in Exhibit 99.1 is being furnished. In addition, the information contained on the Company’s website is not incorporated by reference into, and does not form a part of, this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Earnings Press release, dated July 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	July 20, 2026	By:	/s/ Michael A. Sartori
Michael A. Sartori
Chief Financial Officer
(Principal Financial Officer)